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                               EXHIBIT 10.1

                       VALLEY RIDGE FINANCIAL CORP.

                       STOCK INCENTIVE PLAN OF 1998


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Corporation hereby establishes the STOCK INCENTIVE PLAN OF 1998 (the "Plan") for its directors, corporate and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Restricted Stock and Stock Awards.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key management employees of the Corporation and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Corporation's shareholders through the opportunity for increased stock ownership and to attract and retain officers and key employees of exceptional abilities. The Plan is further intended to provide flexibility to the Corporation in structuring long-term incentive compensation to best promote the foregoing objectives.

                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2 "Appraisal" means the appraisal of the value of shares of Common Stock obtained by the Corporation annually for purposes of Corporation contributions to the Corporation's Employee Stock Ownership Plan.

     2.3  "Board" means the Board of Directors of the Corporation.

     2.4 "Cause," when used in connection with termination of employment or officer status, shall have the meaning given to such term in any employment or other similar agreement between the Corporation and the applicable Participant. In the absence of any agreement between the Corporation and a Participant that provides any definition of "cause," the term "Cause" for the purposes of the Plan shall mean a Participant's neglect, continued failure or

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          inability to perform, or poor performance of, duties, consistent failure to attain assigned objectives, misappropriation of Corporation property, intentional damage to Corporation property, activities in aid of a competitor, insubordination, dishonesty, conviction of a crime involving moral turpitude or performance of any act (including any dishonest or fraudulent act) detrimental to the interests of the Corporation.

     2.5 "Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Corporation's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or
          (d) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or disposition of all or substantially all of the assets of the Corporation other than to a Permitted Successor.

     2.6  "Code" means the Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board and all of its members shall be "Non-Employee Directors" as defined in Rule 16b-3 issued under the Act.

     2.8  "Common Stock" means the Common Stock of the Corporation.

     2.9 "Corporation" means Valley Ridge Financial Corp. and its successors and assigns.

     2.10 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Corporation's shareholders was approved by a vote of two-thirds of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.


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     2.11 "Employee Benefit Plan" means any plan or program established by the Corporation or a Subsidiary for the compensation or benefit of employees of the Corporation or any of its Subsidiaries.

     2.12 "Excluded Holder" means the Corporation, a Subsidiary or any Employee Benefit Plan or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.13 "Incentive Award" means the award or grant of a Stock Option, Restricted Stock or Stock Award to a Participant pursuant to the Plan.

     2.14 "Market Value" shall have the following meanings. If Common Stock is listed for trading on The Nasdaq Stock Market (or any successor exchange that is the primary stock exchange for trading of Common Stock), "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock reported on The Nasdaq Stock Market (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if The Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which The Nasdaq Stock Market (or any such successor) was open for trading and on which shares of Common Stock were traded. If Common Stock is not listed on The Nasdaq Stock Market, "Market Value" of Common Stock shall be an amount determined by the Committee, in its discretion; PROVIDED, that if the Board does not determine a specific amount, "Market Value" shall mean the per share value of Common Stock reflected in the most recent Appraisal. The Board shall be entitled to rely on the value set forth in an Appraisal with regard to any Incentive Awards granted during the 12-month period after the date of the Appraisal.

     2.15 "Participant" means a corporate officer or any employee of the Corporation or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

     2.16 "Permitted Successor" means a corporation which, immediately following the consummation of a transaction specified in clauses
          (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 60% or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Corporation's outstanding Common

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          Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any subsidiary of the corporation and any employee benefit plan of the corporation or any such subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

     2.17 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.18 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.19 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

     2.20 "Retirement" means the voluntary termination of all employment by a Participant, or the voluntary termination of a Participant as a director of the Corporation (as applicable), after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.21 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.22 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.23 "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Corporation or by one or more Subsidiaries of the Corporation.
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                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.
The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and the extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF AWARDS. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards. Notwithstanding the foregoing or any other provision of the Plan, the terms of Stock Options automatically granted to nonemployee directors under the Plan shall not be amended or modified without the approval of the Board, except as necessary or desirable to comply with applicable laws, rules and regulations.



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     3.4  INDEMNIFICATION OF COMMITTEE MEMBERS.  Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons, including without limitation an Appraisal.

                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.2 of the Plan, a maximum of thirty thousand (30,000) shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Corporation, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, exchanged for a substitute Incentive Award or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards. If shares of Common Stock are surrendered to the Corporation in connection with the exercise or vesting of an Incentive Award, the surrendered shares shall be available for other Incentive Awards under the Plan.

                                 SECTION 5

                               STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion, may provide in the initial grant of a Stock Option for the subsequent automatic grant of additional Stock Options for the number of shares, if any, that are subject to the initial Stock Option and surrendered to the Corporation in connection with the exercise of the initial or any subsequently granted Stock Option. Stock Options shall be subject to such terms and conditions,

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consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 GRANTS TO NONEMPLOYEE DIRECTORS. All nonemployee directors who are serving on the applicable date shall automatically receive annually, on the later of the date of the close of the annual meeting of shareholders or the date on which the Corporation receives the appraisal of the Common Stock for purposes of contributions to the Corporation's Employee Stock Ownership Plan (the "Appraisal"), a Stock Option to purchase a number of shares of Common Stock equal to (a) the sum of (i) the annual cash retainer fees payable to a director in effect on the date of grant and (ii) the amount of the normal meeting fees payable to a director for attendance at a regular monthly meeting of the Board in effect on the date of grant multiplied by 12, divided by (b) the Market Value per share if Common Stock is listed for trading on The Nasdaq Stock Market or, if not listed, the per share value of Common Stock set forth in the Appraisal. Such Stock Options shall be issued for a term of 5 years using a form of agreement substantially similar to the standard form of Stock Option agreement established by the Committee for executive officer Participants, adjusted as necessary due to the recipient's status as a nonemployee director.
These formula grant provisions for nonemployee directors may be amended by the Board of Directors not more than once every six months, other than to comply with changes to the Code, the Act or the rules thereunder. Nonemployee directors may pay the exercise price in any manner permitted for exercises by other Participants. Stock Options granted to nonemployee directors of the Company shall not qualify as incentive stock options.

     5.3 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by stock option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

     5.4 STOCK OPTION PRICE. The per share Stock Option price shall be determined by the Committee; provided, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than 100% of the Market Value on the date of grant.

     5.5 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or

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other consideration substantially equivalent to cash.  The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.6 STOCK OPTIONS GRANTED TO 10% SHAREHOLDERS. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock and the exercise of the Stock Option after the expiration of 5 years from the date of grant of the Stock Option is prohibited by its terms.

     5.7 LIMITS ON EXERCISABILITY. Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Corporation that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Corporation and its Subsidiaries for a certain length of time as a condition to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

     5.8  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents (before or after the option grant) or unless the stock option agreement or grant provides otherwise; (i) no incentive stock option granted under the Plan may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options that are not incentive stock options may be transferred; PROVIDED, that as a condition to any such transfer the transferee must execute a written agreement permitting the Corporation to withhold from the shares subject to the Incentive Award a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to
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     the exercise of a Stock Option under the Plan as the Committee considers advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.9  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

          (a) GENERAL. If a Participant ceases to be employed by or an officer of the Corporation or one of its Subsidiaries for any reason or if a director ceases to serve as a director of the Corporation for any reason, other than the Participant's or director's death, disability, Retirement or termination for cause, the Participant or director may exercise his or her Stock Options only for a period of 3 months after such termination of employment or director or officer status, but only to the extent the Participant or director was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise. For purposes of the Plan, the following shall not be considered a termination of employment or director or officer status: (i) a transfer of an employee from the Corporation to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Corporation, for military service or for any other purpose approved by the Corporation if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Corporation, provided that the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as a director or officer.

          (b) DEATH. If a Participant dies either while an employee or officer of the Corporation or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised a Stock Option under the Plan, or if a director dies while serving as a director of the Corporation or after ceasing to be a director but during the time the director or former director could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant, director or former director shall be exercisable by the personal representative of such Participant, director or former director or other successor to the interest of the Participant, director or former director for 1 year after the Participant's, director's or former director's death, but only to the extent that the Participant, director or former director was entitled to exercise the Stock Option on the date of death or termination of employment or status as a director or officer, whichever first occurred, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.
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          (c)  DISABILITY.  If a Participant ceases to be an employee or officer of the Corporation or one of its Subsidiaries, or a director ceases to be a director, due to the Participant's or director's disability, the Participant or director may exercise a Stock Option for a period of 1 year following such termination of employment or director or officer status, but only to the extent that the Participant or director was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the stock option agreement or grant provide otherwise.

          (d) PARTICIPANT RETIREMENT. If a Participant Retires as an employee or officer of the Corporation or one of its Subsidiaries or if a director retires, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the stock option agreement or grant provide otherwise.

          (e) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Option previously granted, unless the Committee and the Board determine otherwise.

                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it considers appropriate.

     6.2  TERMINATION OF EMPLOYMENT OR OFFICER STATUS.

          (a) GENERAL. In the event of termination of employment or officer status during the Restricted Period for any reason other than death, disability, Retirement, termination by the Corporation other than for Cause or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation, unless the Committee determines otherwise, waives the automatic forfeiture or waives or modifies the restrictions. For purposes of the Plan, the following shall not be considered a termination of employment or officer status:
     (i) a transfer of an employee from the Corporation to any Subsidiary; (ii) a leave of absence, duly authorized in writing

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     by the Corporation, for military service or for any other purpose approved by the Corporation if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Corporation, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (iv) a termination of employment with continued service as an officer.

          (b) TERMINATION BY CORPORATION OTHER THAN FOR CAUSE. In the event of a voluntary or involuntary termination of the employment or officer status of a Participant by the Corporation other than for Cause, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to the Corporation; PROVIDED, that the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may modify the restrictions to such shares of Restricted Stock as it considers appropriate with the consent of the Participant.

          (c) DEATH, RETIREMENT OR DISABILITY. Unless the terms of the restricted stock agreement or grant provide otherwise, in the event a Participant terminates his employment with the Corporation because of death, disability or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to all shares of Restricted Stock.

          (d) TERMINATION FOR CAUSE. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation, unless the Committee and the Board determine otherwise.

     6.3  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights

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     with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his guardian or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.4 LEGENDING OF RESTRICTED STOCK. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Valley Ridge Financial Corp. Stock Incentive Plan of 1998 (the "Plan"). A copy of the Plan is on file in the office of the Secretary of the Corporation. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.

     6.5 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Corporation may reasonably specify to ensure compliance with federal and state securities laws.

     6.6 RIGHTS AS A SHAREHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; PROVIDED, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.2 and 6.3 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.





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                                 SECTION 7

                               STOCK AWARDS

     7.1 GRANT. A Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded a Stock Award shall represent and warrant that the Participant is acquiring the stock for the Participant's own account and investment and without any intention to resell or redistribute the stock. The Participant shall agree not to resell or distribute such stock except upon such conditions as the Corporation may reasonably specify to ensure compliance with federal and state securities laws.

     7.3 RIGHTS AS A SHAREHOLDER. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.

                                 SECTION 8

                             CHANGE IN CONTROL

     8.1 ACCELERATION OF VESTING. If a Change in Control of the Corporation shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Corporation or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and nonforfeitable.

     8.2 CASH PAYMENT FOR STOCK OPTIONS. If a Change in Control of the Corporation shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Corporation, cash in an amount equal to the greater of the excess of
(a) the highest sales price of the shares immediately prior to the effective date of such Change in Control of the Corporation or (b) the

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
highest price per share actually paid in connection with any Change in Control of the Corporation over the exercise price per share of such Stock Options.

                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or even the same Participant.

     9.2 WITHHOLDING. The Corporation or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Corporation or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Corporation before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Corporation of previously owned Common Stock. The Corporation may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
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
     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or any Subsidiary. The Corporation or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 SUSPENSION OF RIGHTS UNDER INCENTIVE AWARDS. The Corporation, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant's employment with the Corporation and its Subsidiaries is under consideration.

     9.7 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     9.8 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                SECTION 10

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it considers proper and in the best interests of the Corporation, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.




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
                                SECTION 11

                  EFFECTIVE DATE AND DURATION OF THE PLAN

          This Plan shall take effect on May 19, 1998. Unless earlier terminated by the Board of Directors, the Plan shall terminate on the date 10 years after that date. No Incentive Award shall be granted under the Plan after such termination date.









































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